Exhibit 99.1

Camping World Holdings, Inc. Reports Third Quarter Results

LINCOLNSHIRE, IL--(BUSINESS WIRE)--November 6, 2018--Camping World Holdings, Inc. (NYSE: CWH) (“Camping World,” “CWH,” “Company,” “we,” “us” or “our”) today reported results for the third quarter ended September 30, 2018.

Third quarter highlights and year-over-year financial comparisons include:

  Revenue increased 6.2% to $1.313 billion;
  Gross profit increased 5.9% to $376.3 million, and gross margin was flat at 28.7%;
  Income from operations, net income and diluted earnings per share of Class A common stock were $83.9 million, $47.9 million, and $0.38, respectively, and included $5.8 million of pre-opening store costs associated with the Gander Outdoors store openings;
  Adjusted EBITDA(1) decreased 17.0% to $100.1 million;
  The number of Active Customers and Good Sam Club members reached all-time high levels of 4.5 million and 2.0 million, respectively; and
  At September 30, 2018, the Company operated a total of 227 unique locations.

(1) Adjusted EBITDA is a non-GAAP measure. For a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, see the “Non-GAAP Financial Measures” section later in this press release.

Marcus A. Lemonis, Chairman and Chief Executive Officer, stated, “We have spent the last 15 years building a unique business that combines a comprehensive portfolio of RV products and services with iconic industry brands, a large customer database, leading size and scale, a core of high-margin recurring revenue products and services, a variable cost structure, and a capital efficient model. In a highly fragmented industry that is primarily comprised of smaller independent operators, we believe we have a strategic operating advantage. No RV dealer in the industry has more combined resources, experience and scale than Camping World, and our model was designed with the goal navigating through the various ups and downs of the industry and delivering long-term profitable growth. At a time of excess channel inventory, rising input costs, rising interest rates, volatility in the stock market and uncertainty around the broader economy, we aggressively managed our RV inventory levels, controlled SG&A expenses, stayed disciplined on our pricing, and focused on margins and cash flow. This allowed us to generate more than $100 million of adjusted EBITDA in the third quarter and put us in an opportunistic buying position over the next several months.”

Change in Segment Reporting

During the quarter ended September 30, 2018, the Company’s board of directors appointed Brent Moody, formerly the Chief Operating and Legal Officer, as President of the Company. In this new role, the Company determined that Mr. Moody now performs the role of chief operating decision maker together with the Chief Executive Officer. Additionally, responsibilities of certain members of senior management of the Company were realigned to maximize the contributions of the Company’s recent acquisitions of Retail businesses. As a result of these changes, the Company has determined that its reportable segments have changed. The Company’s new reportable segments have been identified based on various commonalities amongst the Company’s individual product lines, which is consistent with the Company’s operating structure and associated management structure and management evaluates the performance of and allocates resources to these segments based on segment revenues and segment profit. The segment reporting for prior comparative periods has been restated to conform to the current period presentation.

The Company previously had two reportable segments: (i) Consumer Services and Plans; and (ii) Retail. Following the realignment, the Company now has three reportable segments: (i) Consumer Services and Plans, (ii) Dealership, and (iii) Retail. The Company’s Consumer Services and Plans segment remains the same as prior periods and primarily derives revenue from the sale of emergency roadside assistance; property and casualty insurance programs; travel assist programs; extended vehicle service contracts; co-branded credit cards; vehicle financing and refinancing; club memberships; and publications and directories. The Company has separated the prior Retail segment into two distinct segments: Dealership and Retail. The Company’s Dealership segment primarily derives revenue from the sale of new and used RVs; RV parts, services and other items; and finance, insurance, and protection products. The Company’s Retail segment primarily derives revenue from the sale of products, parts, and services for RVs and the sale of merchandise, supplies, and services for outdoor activities such as camping, hunting, fishing, skiing, snowboarding, bicycling, skateboarding, and marine and watersports. Corporate and other is comprised of the corporate operations of the Company.

The reportable segments identified above are the business activities of the Company for which discrete financial information is available and for which operating results are regularly reviewed by the Company’s chief operating decision maker to allocate resources and assess performance. The Company’s chief operating decision maker is a group comprised of the Chief Executive Officer and the President.

Third Quarter 2018 Results

Consolidated Results

  Revenue increased 6.2% to $1.313 billion.
  Gross profit increased 5.9% to $376.3 million and gross margin was flat at 28.7%.
  Income from operations, net income and diluted earnings per share of Class A common stock were $83.9 million, $47.9 million, and $0.38, respectively, and included $5.8 million of pre-opening store costs associated with the Gander Outdoors store openings.
  Adjusted EBITDA(1) decreased 17.0% to $100.1 million
  The number of Active Customers and Good Sam Club members reached all-time high levels of 4.5 million and 2.0 million, respectively
  At September 30, 2018, the Company operated a total of 227 unique locations, which included 136 dealership locations, 129 Camping World RV products, parts and services locations (including 115 co-located with a dealership), 60 Gander Outdoors locations (including 5 co-located with a dealership), and 22 other retail locations.

(1) Adjusted EBITDA is a non-GAAP measure. For a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, see the “Non-GAAP Financial Measures” section later in this press release.

Consumer Services and Plans

  Revenue(2) increased 12.7% to $52.0 million
  Gross profit(2) increased 17.1% to $30.5 million and gross margin(2) increased 219 basis points to 58.7%
  The number of participants across our Consumer Service and Plans offerings increased 8.5% to 3.0 million
  The Company added 95,876 Good Sam Club members in the third quarter 2018 and membership reached an all-time-high of more than 2.0 million members, an increase of 12.8% from the third quarter 2017

Dealership

  Revenue(2) increased 0.7% to $1.076 billion
  Gross profit(2) decreased 1.5% to $277.8 million and gross margin(2) decreased 59 basis points to 25.8%
  Vehicle units sold increased 2.3% to 28,288 units
    New vehicle units sold increased 2.1% to 19,512 units
    Used vehicles units sold increased 2.6% to 8,776 units
  Average selling price per unit sold decreased 2.8% to $31,641
    New vehicles decreased 4.3% to $35,738 per unit
    Used vehicles increased 2.9% to $22,534 per unit
  New travel trailer units sold as a percentage of total new units sold increased 193 basis points to 67.2%, contributing to the decrease in average selling price per vehicle
  Same store unit volume of new vehicles decreased 4.5%, with towables down 1.5% and motorized down 19.6%
  Gross profit per vehicle sold including finance and insurance decreased 5.1% to $8,581
  Finance and insurance revenue as a percentage of total vehicle revenue increased 103 basis points to 12.2%
  New vehicle inventory per dealership decreased 12.2% to $6.7 million from September 30, 2017.
    New motorized unit inventory per dealership decreased 38.1%
    New towable unit inventory per dealership decreased 1.8%

Retail

  Revenue(2) increased 52.6% to $184.5 million.
  Gross profit(2) increased 44.4% to $67.9 million and gross margin(2) decreased 209 basis points to 36.8%.
  Retail same store sales decreased 10.1% across the same store base of 116 Camping World RV products, parts and services stores.
  At September 30, 2018, there were 129 Camping World RV products, parts and services locations, 60 Gander Outdoors locations, and 22 other retail locations.
  The Company closed one Gander Outdoors location in the third quarter.

(2) Revenue, gross profit and gross margin are after elimination of inter-segment revenues.

Select Balance Sheet and Cash Flow Items

The Company's working capital and cash and cash equivalents on September 30, 2018 were $594.5 million and $125.4 million, respectively. Total inventories increased 24.8% to $1.50 billion on a year-over-year basis, primarily from the new Dealership locations acquired or opened, partially offset by lower per store inventories at the Dealerships. On a year-over-year basis from September 30, 2017, new vehicle inventory decreased 1.3% to $912.6 million and new vehicle inventory per dealership decreased 12.2% to $6.7 million. Retail segment inventory was $453.2 million on September 30, 2018 versus $167.1 million on September 30, 2017 and included $253.9 million of inventory related to the Gander stores. At September 30, 2018, the Company had $24.4 million of borrowings under its revolving line of credit as part of its Floor Plan Facility, $1.2 billion of term loans outstanding under the Senior Secured Credit Facilities, and $734.0 million of floor plan notes payable under the Floor Plan Facility.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s third quarter fiscal 2018 financial results is scheduled for today, November 6, 2018, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing 800-263-0877 or (646) 828-8143 and using conference ID # 8521808. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results, for the periods presented, of the Company and its subsidiaries, that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of September 30, 2018, the Company owned 41.8% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results from the third quarter of 2018 to the third quarter of 2017.

About Camping World Holdings, Inc.

Camping World Holdings, headquartered in Lincolnshire, Illinois, is the leading outdoor and camping retailer, offering an extensive assortment of recreational vehicles for sale, RV and camping gear, RV maintenance and repair, other outdoor and active sports products, and the industry’s broadest and deepest range of services, protection plans, products and resources. Since the Company's founding in 1966, Camping World has grown to become one of the most well-known destinations for everything RV, with more than 225 locations in 36 states and a comprehensive e-commerce platform.

For more information, visit www.CampingWorld.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including our plans to expand the number of RV sales locations, including certain Gander Outdoors locations, add RV products, parts, and services to Gander Outdoors locations, the ability of our model to deliver long-term growth and sustainability through industry cycles, and our beliefs regarding our opportunistic position. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: potential impact of the recently identified material weaknesses in our internal control over financial reporting; the availability of financing to us and our customers; fuel shortages, or high prices for fuel; the well-being, as well as the continued popularity and reputation for quality, of our manufacturers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; competition in the market for services, protection plans, products and resources targeting the RV lifestyle or RV enthusiast; our expansion into new, unfamiliar markets, businesses, or product lines or categories, as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our failure to maintain the strength and value of our brands; our ability to successfully order and manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends; fluctuations in our same store sales and whether they will be a meaningful indicator of future performance; the cyclical and seasonal nature of our business; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; our reliance on seven fulfillment and distribution centers for our retail, e-commerce and catalog businesses; our dependence on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; our inability to retain senior executives and attract and retain other qualified employees; our ability to meet our labor needs; risks associated with leasing substantial amounts of space, including our inability to maintain the leases for our retail locations or locate alternative sites for our stores in our target markets and on terms that are acceptable to us; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; our failure to comply with certain environmental regulations; a failure in our e-commerce operations, security breaches and cybersecurity risks; our inability to enforce our intellectual property rights and accusations of our infringement on the intellectual property rights of third parties; disruptions to our information technology systems or breaches of our network security; feasibility, delays, and difficulties in opening of Gander Outdoors retail locations; realization of anticipated benefits and cost savings related to recent acquisitions; potential litigation relating to products we sell as a result of recent acquisitions, including firearms and ammunition; and whether we are able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of CWGS, LLC common units for cash or stock.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Results of Operations

Camping World Holdings, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (In Thousands Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Consumer services and plans	$52,044	$46,169	$158,600	$144,518
New vehicles	697,317	713,362	2,084,346	1,977,472
Used Vehicles	197,757	187,463	580,494	528,897
Dealership parts, services and other	71,607	66,847	210,024	185,586
Finance and insurance, net	109,459	100,858	325,368	267,207
Retail	184,543	120,903	460,637	292,583
Total revenue	1,312,727	1,235,602	3,819,469	3,396,263

Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Consumer services and plans	21,499	20,085	65,056	61,792
New vehicles	609,244	611,361	1,810,822	1,692,432
Used Vehicles	152,562	140,111	449,361	396,939
Dealership parts, services and other	36,504	34,923	104,372	96,237
Retail	116,664	73,907	292,664	169,139
Total costs applicable to revenue	936,473	880,387	2,722,275	2,416,539

Gross profit:
Consumer services and plans	30,545	26,084	93,544	82,726
New vehicles	88,073	102,001	273,524	285,040
Used Vehicles	45,195	47,352	131,133	131,958
Dealership parts, services and other	35,103	31,924	105,652	89,349
Finance and insurance, net	109,459	100,858	325,368	267,207
Retail	67,879	46,996	167,973	123,444
Total gross profit	376,254	355,215	1,097,194	979,724

Operating expenses:
Selling, general, and administrative	278,329	236,174	807,738	640,108
Debt restructure expense	–	–	380	–
Depreciation and amortization	13,179	8,382	34,207	22,819
Loss (gain) on sale of assets	843	(5)	987	(292)
Total operating expenses	292,351	244,551	843,312	662,635

Income from operations	83,903	110,664	253,882	317,089

Other income (expense):
Floor plan interest expense	(7,815)	(7,414)	(28,760)	(19,303)
Other interest expense, net	(16,794)	(11,012)	(45,740)	(30,973)
Loss on debt restructure	–	–	(1,676)	–
Tax Receivable Agreement liability adjustment	–	(96)	–	(79)
	(24,609)	(18,522)	(76,176)	(50,355)

Income before income taxes	59,294	92,142	177,706	266,734
Income tax expense	(11,385)	(8,390)	(30,706)	(28,266)
Net income	47,909	83,752	147,000	238,468
Less: net income attributable to non-controlling interests	(33,893)	(64,163)	(101,772)	(192,013)
Net income attributable to Camping World Holdings, Inc.	$14,016	$19,589	$45,228	$46,455

Earnings per share of Class A common stock:
Basic	$0.38	$0.66	$1.22	$1.95
Diluted	$0.38	$0.66	$1.20	$1.91
Weighted average shares of Class A common stock outstanding:
Basic	37,018	29,522	36,933	23,854
Diluted	37,055	29,522	88,891	85,947

Results of Operations

Camping World Holdings, Inc. and Subsidiaries Condensed Consolidated Balance Sheets ($ in Thousands Except Share and Per Share Amounts)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$125,366	$224,163
Contracts in transit	86,733	46,227
Accounts receivable, net	100,071	79,881
Inventories	1,495,041	1,415,915
Prepaid expenses and other assets	36,637	32,721
Total current assets	1,843,848	1,798,907

Property and equipment, net	391,579	198,022
Deferred tax asset, net	145,751	155,551
Intangibles assets, net	36,410	38,707
Goodwill	389,087	348,387
Other assets	20,423	21,903
Total assets	$2,827,098	$2,561,477

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$224,965	$125,616
Accrued liabilities	143,792	101,929
Deferred revenues and gains	92,391	77,669
Current portion of capital lease obligation	207	844
Current portion of Tax Receivable Agreement liability	10,404	8,093
Current portion of long-term debt	11,991	9,465
Notes payable – floor plan, net	734,038	974,043
Other current liabilities	31,520	22,510
Total current liabilities	1,249,308	1,320,169

Capital lease obligations, net of current portion	–	23
Right to use liability	10,074	10,193
Tax Receivable Agreement liability, net of current portion	123,285	129,596
Revolving line of credit	24,403	–
Long-term debt, net of current portion	1,149,398	907,437
Deferred revenues and gains	69,223	64,061
Other long-term liabilities	62,855	39,161
Total liabilities	2,688,546	2,470,640

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of September 30, 2018 and December 31, 2017	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 37,069,230 issued and 37,056,971 outstanding as of September 30, 2018 and 36,758,233 issued and 36,749,072, outstanding as of December 31, 2017	371	367
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued; and 50,706,629 outstanding as of September 30, 2018 and 50,836,629 outstanding as of December 31, 2017	5	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of September 30, 2018 and December 31, 2017	–	–
Additional paid-in capital	50,170	49,941
Retained earnings	35,730	6,192
Total stockholders' equity attributable to Camping World Holdings, Inc.	86,276	56,505
Non-controlling interests	52,276	34,332
Total stockholders' equity	138,552	90,837

Total liabilities and stockholders' equity	$2,827,098	$2,561,477

Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2018	2017	2018	2017
Numerator:
Net income	$47,909	$83,752	$147,000	$238,468
Less: net income attributable to non-controlling interests	(33,893)	(64,163)	(101,772)	(192,013)
Net income attributable to Camping World Holdings, Inc. — basic	14,016	19,589	45,228	46,455
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	9	—	—	—
Add: Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	—	—	61,751	117,482
Net income attributable to Camping World Holdings, Inc. — diluted	$14,025	$19,589	$106,979	$163,937
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	37,018	29,522	36,933	23,854
Dilutive options to purchase Class A common stock	—	—	104	—
Dilutive restricted stock units	37	—	103	—
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	—	—	51,751	62,093
Weighted-average shares of Class A common stock outstanding — diluted	37,055	29,522	88,891	85,947

Earnings per share of Class A common stock — basic	$0.38	$0.66	$1.22	$1.95
Earnings per share of Class A common stock — diluted	$0.38	$0.66	$1.20	$1.91

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Stock options to purchase Class A common stock	903	1,063	611	1,086
Restricted stock units	1,639	362	851	246
Common units of CWGS, LLC that are convertible into Class A common stock	51,708	58,930	—	—

Same Store Sales and Gross Profit Per Vehicle Sold Including Finance and Insurance

We use certain operating metrics such as same store sales and gross profit per vehicle sold including finance and insurance. Same store sales calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year. Gross profit per vehicle sold including finance and insurance is calculated as the sum of new vehicle gross profit, used vehicle gross profit and finance and insurance gross profit divided by total new and used vehicles unit sales.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP measures. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions, Gander Outdoors pre-opening costs, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measure, which are net income, net income and net income margin, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2018	2017	2018	2017

Net income	$47,909	$83,752	$147,000	$238,468
Other interest expense, net	16,794	11,012	45,740	30,973
Depreciation and amortization	13,179	8,382	34,207	22,819
Income tax expense	11,385	8,390	30,706	28,266
EBITDA	89,267	111,536	257,653	320,526

Loss and expense on debt restructure (a)	—	—	2,056	—
Loss (gain) on sale of assets (b)	843	(5)	987	(292)
Equity-based compensation (c)	4,188	1,204	10,535	2,792
Tax Receivable Agreement liability adjustment (d)	—	96	—	79
Acquisitions- transaction expense (e)	—	453	—	2,553
Gander Outdoors pre-opening costs (f)	5,765	7,318	40,771	8,669
Adjusted EBITDA	$100,063	$120,602	$312,002	$334,327

	Three Months Ended		Year Ended
	September 30,		September 30,
(as percentage of total revenue)	2018	2017	2018	2017
EBITDA margin:
Net income margin	3.6%	6.8%	3.8%	7.0%
Other interest expense, net	1.3%	0.9%	1.2%	0.9%
Depreciation and amortization	1.0%	0.7%	0.9%	0.7%
Income tax expense	0.9%	0.7%	0.8%	0.8%
Subtotal EBITDA margin	6.8%	9.0%	6.7%	9.4%

Loss and expense on debt restructure (a)	—	–	0.1%	–
Loss (gain) on sale of assets (b)	0.1%	0.0%	0.0%	(0.0%)
Equity-based compensation (c)	0.3%	0.1%	0.3%	0.1%
Tax Receivable Agreement liability adjustment (d)	—	0.0%	–	0.0%
Acquisitions- transaction expense (e)	—	0.0%	–	0.1%
Gander Outdoors pre-opening costs (f)	0.4%	0.6%	1.1%	0.3%
Adjusted EBITDA margin	7.6%	9.8%	8.2%	9.8%
(a)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018.

(b)	Represents an adjustment to eliminate the losses and gains on sales of various assets.

(c)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.

(d)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.

(e)	Represent transaction expenses, primarily legal costs, associated with acquisitions into new or complementary markets, including the Gander Mountain Acquisition.

(f)	Represents pre-opening store costs associated with the Gander Outdoors store openings, which is comprised of 1) Gander Outdoors-specific corporate and retail overhead, 2) distribution center expenses, and 3) store-level startup expenses. The Company incurred and expects to continue to incur significant costs related to the initial rollout of Gander Outdoors locations, which is expected to be substantially complete by December 31, 2018. Based on the nature of the acquisition through a bankruptcy auction and the large quantity of retail locations opened and to be opened in a very compressed timeframe, the Company does not deem the pre-opening store costs for the initial rollout of Gander Outdoors locations to be normal, recurring charges. The Company does not intend to adjust for pre-opening store costs other than for the initial rollout of Gander Outdoors.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss (gain) and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions, Gander Outdoors pre-opening costs, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income non-GAAP financial measures, and weighted-average shares of Class A common stock outstanding – basic, in the case of the Adjusted Earnings Per Share non-GAAP financial measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2018	2017	2018	2017
Numerator:
Net income attributable to Camping World Holdings, Inc.	$14,016	$19,589	$45,228	$46,455
Adjustments related to basic calculation:
Loss and expense on debt restructure (a)	—	—	2,056	—
Loss (gain) on sale of assets (b)	843	(5)	987	(292)
Equity-based compensation (c)	4,188	1,204	10,535	2,792
Tax Receivable Agreement liability adjustment (d)	—	96	—	79
Acquisitions - transaction expense (e)	—	453	—	2,553
Gander Outdoors pre-opening costs (f)	5,765	7,318	40,771	8,669
Income tax expense (g)	(344)	(140)	(1,111)	(311)
Adjustment to net income attributable to non-controlling interests resulting from the above adjustments (h)	(6,291)	(5,974)	(31,725)	(9,461)
Adjusted net income attributable to Camping World Holdings, Inc. – basic	18,177	22,541	66,741	50,484
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (i)	17	274	241	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (j)	(6)	(98)	(82)	—
Reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (i)	—	—	—	201,474
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (j)	—	—	—	(75,316)
Adjusted net income attributable to Camping World Holdings, Inc. – diluted	$18,188	$22,717	$66,900	$176,642
Denominator:
Weighted-average Class A common shares outstanding - diluted	37,018	29,522	36,933	23,854
Adjustments related to diluted calculation:
Dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (k)	—	—	—	62,093
Dilutive options to purchase Class A common stock (k)	—	219	104	140
Dilutive restricted stock units (k)	37	128	103	82
Adjusted weighted average Class A common shares outstanding – diluted	37,055	29,869	37,140	86,169

Adjusted earnings per share - basic	$0.49	$0.76	$1.81	$2.12
Adjusted earnings per share - diluted	0.49	0.76	1.80	2.05

Anti-dilutive amounts (l):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (i)	$40,167	$69,863	$133,256	$-
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (j)	$(13,121)	$(25,069)	$(41,488)	$-
Assumed income tax benefit (expense) of combining C-corporations with full valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (m)	$5,623	$-	$14,753	$-
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (k)	51,708	58,930	51,751	-
(a)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018.

(b)	Represents an adjustment to eliminate the losses and gains on sales of various assets.

(c)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.

(d)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.

(e)	Represents transaction expenses, primarily legal costs, associated with acquisitions into new or complementary markets, including the Gander Mountain Acquisition.

(f)	Represents pre-opening store costs associated with the Gander Outdoors store openings, which is comprised of 1) Gander Outdoors-specific corporate and retail overhead, 2) distribution center expenses, and 3) store-level startup expenses. As discussed in Note 11 – Acquisitions to our consolidated financial statements included in Part I, Item 1 of this Form 10 Q, the Company incurred and expects to incur significant costs related to the initial rollout of Gander Outdoors locations, which is expected to be substantially complete by December 31, 2018. Based on the nature of the acquisition through a bankruptcy auction and the large quantity of retail locations to be opened in a very compressed timeframe, the Company does not deem the pre-opening store costs for the initial rollout of Gander Outdoors locations to be normal, recurring charges. The Company does not intend to adjust for pre-opening store costs other than for the initial rollout of Gander Outdoors.

(g)	Represents the income tax expense effect of the above adjustments, the majority of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses effective tax rates of 25.3% and 38.5% for the adjustments for 2018 and 2017, respectively.

(h)	Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 58.3% and 66.6% for the three months ended September 30, 2018 and 2017, respectively, and 58.4% and 72.2% for the nine months ended September 30, 2018 and 2017, respectively.

(i)	Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.

(j)	Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses effective tax rates of 25.3% and 38.5% for the adjustments for 2018 and 2017, respectively.

(k)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.

(l)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.

(m)	Represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rates of 25.3% during 2018, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods are included in these amounts. Prior to 2018, the Company did not consider the losses of these C-corporations with valuation allowances to be significant and the Company did not retroactively adjust 2017 for these amounts, which were $1.8 million and $2.7 million for the three and nine months ended September 30, 2017.

Prior to the current period, we had calculated adjusted earnings per share on a fully exchanged basis regardless of whether the common units in CWGS, LLC were dilutive. That calculation will no longer be presented, however, we have provided anti-dilutive amounts in the table above, when applicable.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP financial measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited condensed consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP financial measures only supplementally. As noted in the tables above, certain of the Non-GAAP financial measures include adjustments for reallocation of net income attributable to non-controlling interests, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions into new or complementary markets, Gander Outdoors pre-opening costs, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph, and in the reconciliation tables above, help management with a measure of our core operating performance over time by removing items that are not related to day to day operations.

CONTACT:
Investors:
John Rouleau
John.Rouleau@CampingWorld.com
or
Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com